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                                                                   EXHIBIT 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                           15-Nov-01
Determined as of:                                               08-Nov-01
For Monthly Period Ending:                                      31-Oct-01
Days in Interest Period (30/360)                                       30
Days in Interest Period (Act/360)                                      31

Ending Pool Balance
-------------------
Principal                                                3,288,207,293.22
Finance Charge                                             113,464,715.90
                                                         ----------------
Total                                                    3,401,672,009.12

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                       3,288,207,293.22
Trust EFA                                                            0.00
                                                                     ----
Receivables + EFA                                        3,288,207,293.22

Trust Invested Amount                                    2,700,000,000.00
Trust PFA                                                            0.00
                                                                     ----
Trust Adjusted Invested Amount                           2,700,000,000.00

Seller's Participation Amount (with EFA)                   588,207,293.22
Seller's Participation Amount (w/o EFA)                    588,207,293.22
Seller's Interest Percentage                                       17.89%

Required Seller's Interest Percentage                               5.00%
Required Seller's Interest                                 164,410,364.66

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                       3,288,207,293.22
Required Principal Balance                               2,700,000,000.00
                                                         ----------------
Net Excess/Deficit                                         588,207,293.22

EFA
---
Beginning Excess Funding Account Balance                             0.00
Required Excess Funding Account Deposit                              0.00
Excess Funding Account Withdrawal                                    0.00

Shared Principal Collections
----------------------------
Series 1996-A                                               61,224,580.93
Series 1997-1                                              208,163,575.31
Series 1997-2                                               62,515,538.97

Delinquent Accounts
-------------------
30 - 59 days                           1.95%                66,200,373.56
60 - 89 days                           1.32%                44,760,763.76
90 days +                              2.23%                75,952,371.22
Total 30 days +                        5.49%               186,913,508.54

Miscellaneous
-------------
Gross Credit Losses                    7.99%                22,142,219.80
Net Credit Losses                      7.50%                20,808,221.11
Discount Option Receivables                                          0.00
Discount Percentage                                                 0.00%
Finance Charges Billed                                      42,577,723.93
Fees Billed                                                  7,191,130.82
Interchange                                                  7,504,596.77
Interest Earned on Collection Account                            4,295.14